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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): February 15, 2006

                                TIME WARNER INC.

             (Exact Name of Registrant as Specified in its Charter)
   Delaware                           1-15062                 13-4099534
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(State or Other Jurisdiction    (Commission File Number)    (IRS Employer
      of Incorporation)                                    Identification No.)

                One Time Warner Center, New York, New York 10019
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               (Address of Principal Executive Offices) (Zip Code)

                                  212-484-8000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                ----------------

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

On February 15, 2006, Time Warner Inc. (the "Company" or "Time Warner") and certain of its subsidiaries completed the first of a series of planned financing and refinancing transactions. Additional financing arrangements closed on February 17, 2006, and February 21, 2006. Each of these transactions is described in more detail below.


            Time Warner Cable Inc. $6.0 Billion Revolving Credit Facility

On February 15, 2006, Time Warner Cable Inc. ("TWC Inc."), a subsidiary of the Company, entered into an unsecured Amended and Restated $6.0 Billion Revolving Credit Facility, dated as of February 15, 2006, among TWC Inc., as borrower, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank AG, New York Branch, as Co-Syndication Agents, and BNP Paribas and Wachovia Bank, National Association, as Co-Documentation Agents (the "Cable Revolving Credit Facility"). This agreement amends and restates an existing $4.0 billion unsecured five-year revolving credit facility with a maturity date of November 23, 2009.

As amended, the Cable Revolving Credit Facility has a maturity date of February 15, 2011. The aggregate available borrowings under the Cable Revolving Credit Facility will be $4.0 billion prior to the closing of TWC Inc.'s pending acquisition of assets from Adelphia Communications Corporation (the "Adelphia Acquisition") and will increase to $6.0 billion upon the closing of the Adelphia Acquisition. In addition, in connection with the amendment: (i) the existing interest coverage ratio covenant was eliminated; (ii) the interest rate on borrowed amounts, which is based on the credit rating for TWC Inc., was reduced to LIBOR plus 0.27% per year, and the facility fee, which is also based on the credit rating for TWC Inc., was reduced to 0.08% per year on the aggregate amount of commitments, based on TWC Inc.'s current credit rating; and (iii) Time Warner Entertainment Company, L.P. ("TWE") was removed as a borrower on the facility. The additional $2.0 billion in commitments becomes effective concurrent with (and is conditioned on) the closing of the Adelphia Acquisition.

The obligations of TWC Inc. under the Cable Revolving Credit Facility are guaranteed by TWE and Time Warner NY Cable LLC ("TWNY"), a subsidiary of TWC Inc. Warner Communications Inc. ("WCI") and American Television and Communications Corporation ("ATC") (both wholly-owned subsidiaries of Time Warner but not subsidiaries of TWC Inc.) have each guaranteed a pro-rata portion of TWE's guarantee obligations. There are generally no restrictions on the ability of WCI and ATC to transfer material assets to parties that are not guarantors.


       Time Warner Cable Inc. $4.0 Billion Five Year Term Loan Facility

On February 21, 2006, TWC Inc. entered into an unsecured Credit Agreement dated as of February 21, 2006 among TWC Inc., as borrower, the lenders party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch, as Administrative Agent, The Royal Bank of Scotland PLC and Sumitomo Mitsui Banking Corporation, as Co-Syndication Agents, and Calyon New York Branch, HSBC Bank USA, N.A. and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents, for a $4.0 billion five-year term loan facility (the "Cable Term Facility"). Borrowings under the Cable Term Facility can be made only following or concurrently with the closing of the Adelphia Acquisition. Although the proceeds of loans under the Cable Term Facility can be used for working capital needs, general corporate purposes, commercial paper support, and payments in connection with the Adelphia Acquisition, it is expected that the Cable Term Facility will be used to fund a portion of the cash consideration to be paid in the Adelphia Acquisition.

The obligations of TWC Inc. under the Cable Term Facility are guaranteed by TWE and TWNY. WCI and ATC (both wholly-owned subsidiaries of Time Warner but not subsidiaries of TWC Inc.) have each guaranteed a pro-rata portion of TWE's guarantee obligations. There are generally no restrictions on the ability of WCI and ATC to transfer material assets to parties that are not guarantors.

The Cable Term Facility has a maturity date of February 21, 2011. Borrowings under the Cable Term Facility will bear interest at a rate determined by the credit rating of TWC Inc., which rate currently would be LIBOR plus 0.40% per year, and TWC Inc. will pay a facility fee on the aggregate commitments under the Cable Term Facility prior to



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funding at a rate determined by its credit rating, which rate currently is 0.08%
per year. The Cable Term Facility has covenants similar to those contained in the Cable Revolving Credit Facility.

TWC Inc. also expects to enter into a $4.0 billion three-year term loan facility prior to the end of February 2006. Borrowings under this second term loan facility also will be available concurrent with the closing of the Adelphia Acquisition, and it is expected that the proceeds will be used to fund a portion of the cash consideration to be paid in the Adelphia Acquisition.


         Time Warner Inc. $7.0 Billion Revolving Credit Facility

On February 17, 2006, Time Warner entered into an unsecured Amended and Restated $7.0 Billion Revolving Credit Facility, dated as of February 17, 2006, among
Time Warner and Time Warner International Finance Limited ("Time Warner International"), as borrowers, the lenders party thereto, Citibank, N.A., as Administrative Agent, BNP Paribas and Bank of America, N.A., as Co-Syndication Agents, and Deutsche Bank AG, New York Branch and The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch, as Co-Documentation Agents (the "TW Revolving Credit Facility"). This agreement amends and restates Time Warner's existing $7.0 billion unsecured five-year revolving credit facility with a maturity date of June 30, 2009.

As amended, the TW Revolving Credit Facility has a maturity date of February 17, 2011. The aggregate available borrowings under the TW Revolving Credit Facility remain at $7.0 billion. In connection with the amendment: (i) the existing interest coverage ratio covenant was eliminated; and (ii) the interest rate on borrowed amounts, which is based on the credit rating for Time Warner, was reduced to LIBOR plus 0.27% per year, and the facility fee, which is also based on the credit rating for Time Warner, was reduced to 0.08% per year on the aggregate amount of commitments, based on the Company's current credit rating.

The obligations of both Time Warner and Time Warner International are directly or indirectly guaranteed by Time Warner's subsidiaries, America Online, Inc., Historic TW Inc., Turner Broadcasting System, Inc. and Time Warner Companies, Inc. The obligations of Time Warner International are also guaranteed by Time Warner.

Item 1.02.  Termination of a Material Definitive Agreement.

As described in Item 1.01 of this Current Report on Form 8-K, TWE was removed as a borrower under the Cable Revolving Credit Facility, as amended effective February 15, 2006. As a result, the $1.5 billion unsecured commercial paper program that TWE had maintained, which had no amounts outstanding at February 15, 2006, will be terminated. In the future, TWC Inc. and its subsidiaries, including TWE, will utilize and rely on the existing $2.0 billion unsecured commercial paper program maintained by TWC Inc. for access to the commercial paper market. The Company does not expect any adverse impact on its, TWC Inc.'s or TWE's liquidity as a result of the termination of TWE's commercial paper program.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TIME WARNER INC.


                                             By:   /s/ Wayne H. Pace
                                                ------------------------------
                                                Name: Wayne H. Pace
                                                Title:Executive Vice President
                                                      and Chief Financial
                                                      Officer


Date: February 22, 2006
























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